UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2011

MUSTANG ALLIANCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800

 (Address of principal executive offices)

(888) 251-3422

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Mark Holcombe

On July 19, 2011, Mark Holcombe resigned from his position as a director of Mustang Alliances, Inc. a Nevada corporation (the “Company”), effective as of such date. Mr. Holcombe’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. We are providing Mr. Holcombe with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Company, on the other hand, the Board of Directors of the Company or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

In connection with such resignation, the $10,000 of expenses to be reimbursed to Mr. Holcombe were remitted back to the Company by Mr. Holcombe to purchase 40,000 shares of common stock and 20 warrants, each warrant exercisable for one share of common stock at an exercise price of $0.50 per share for two years. The Company agreed to indemnify Mr. Holcombe for any damages or expenses incurred as a result of his actions as a director of the Company, including without limitation, reimbursement for his fees and expenses (including his own time). In addition, Mr. Holcombe released the Company from any claims or liabilities he may have had against the Company and its affiliates.

In connection with his resignation, Mr. Holcombe, the Company and Mr. Sternheim, the president and chief executive officer of the Company, agreed that neither party shall make written or oral statements to others about any of the other parties that are disparaging or intended to cast them in an unfavorable or unflattering light. If a party determines that a person has made or intends to make a disparaging statement about the other, such party must notify the other person within 48 hours of such determination. If such notification is provided and the person continues to make the disparaging statement or has not formally retracted said statement within 48 hours of such notice, then the person making such comment shall be personally liable to the other for all damages, attorneys' fees and expenses arising as a result of the statement.  The parties further agreed that 1,000,000 shares currently owned legally and beneficially by Mr. Holcombe would be held in escrow until July 19, 2012, whereupon such shares shall be contributed to Rabbi Solomon Kluger School Inc. However, if there is a breach or threatened breach of this provision regarding disparaging statements by either the Company or Mr. Sternheim during said 12-month period, the shares shall revert to Mr. Holcombe, and if there is a breach or threatened breach by Mr. Holcombe, the shares shall be transferred to Mr. Sternheim. In order for the shares to be either returned to Mr. Holcombe or transferred to Mr. Sternheim, a lawsuit must be initiated alleging that a disparaging statement was made. Until the shares are either returned to Mr. Holcombe, transferred to Mr. Sternheim or contributed by Mr. Holcombe to the charity, Mr. Holcombe shall retain full voting rights with respect to the shares.

The foregoing description of the Release and Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Release and Indemnification Agreement which is annexed hereto as Exhibit 10.8.

Appointment of Directors and a Chief Financial Officer

In order to fill the vacancy caused by the resignation of Mr. Holcombe, the board of directors the Company elected Lawrence H. Wolfe and Robert Faber as members of the Board, to serve until their respective successors are duly appointed and qualified. The Board also elected Mr. Wolfe as Chief Financial Officer President of the Company to serve until his successor is duly appointed and qualified.

Lawrence H. Wolfe, was the partner in charge of audit and accounting, litigation support and business valuation services at Jewett, Schwartz, Wolfe & Associates since 2000. Mr. Wolfe is a CPA licensed in the State of Florida, Arizona, Nevada and Nevada. Mr. Wolfe graduated from Syracuse University in 1985, earning a Bachelor of Science degree with majors in accounting and finance.

Robert T. Faber has served as a director of the Comstock Mining Inc since 2008.  Mr. Faber joined Comstock Mining Inc in 2003 and he has held several executive positions including President, Chief Executive Officer and Chief Financial Officer. Mr. Faber has more than 20 years of diverse, senior financial and operational management, business and acquisition experience, including 10 years of international experience. Mr. Faber previously served as Vice President of United Site Services, Inc., a privately held consolidator in the waste service industry. Additionally, Mr. Faber served as an executive with Allied Waste Industries overseeing a $1.2 billion, multi-state area. Prior to Allied Waste Industries, Mr. Faber spent 17 years with Waste Management, Inc., a publicly traded environmental services company, during which time he served in senior positions both internationally and domestically. Faber’s positions included Director of Finance of Waste Management’s $1.4 billion multi-country international operations based in London, England and Vice President and Controller for several $100 million plus multi-state market areas. Mr. Faber has served in executive roles at the Comstock Mining Inc. since 2003 and has worked with the capital markets.  His experience and background provide him with a broad range of expertise in public company issues. Mr. Faber is a Certified Public Account (currently unlicensed) and is a graduate of Saint John’s University, where he earned a B.S. in Accounting.

Wolfe Consultant Agreement

On July 22, 2011, the Company entered into an Consultancy Agreement with Lawrence Wolfe, which memorialized the consultancy engagement of Mr. Wolfe as its Chief Financial Officer. Pursuant to the agreement, Mr. Wolfe will receive (i) 100,000 shares of common stock; (ii) a consulting fee equal to $150,000 for the first 12 months of his engagement with the Company, payable half in cash and half in stock on a monthly basis. The amount of shares shall be based on the closing price of the stock on the last day of the preceding month. The compensation shall  increase to $180,000 on July 21, 2012 and further increased to $240,000 if the Company's mines produce at least 12,000 ounces per year; (iii) on the anniversary date of his engagement, a 10-year option to purchase 120,000 shares at an exercise price of $0.50 per share, to vest on each of January 1st and June 1st; and (iv) options to purchase (i) an aggregate of 250,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production by the Company’s mines of 12,000 ounces; (ii) an aggregate of 250,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production of  24,000 ounces and (iii) an aggregate of 500,000 shares at an exercise price of $0.50 per share, which option shall vest and be exercisable upon the production of 48,000 ounces. The agreement can be terminated by either party at any time and without cause.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.8	Release and Indemnification Agreement dated July 19, 2011, between Mustang Alliances, Inc. and Mark Holcombe

10.9	Consultancy Agreement dated July 22, 2011, between Mustang Alliances, Inc. and Lawrence H. Wolfe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

Date: July 22, 2011	By:	/s/Leonard Sternheim
Name: Leonard Sternheim
Title: President and Chief Executive Officer